UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 2, 2014, Barnwell of Canada, Limited (“Barnwell Canada”), a subsidiary of Barnwell Industries, Inc., completed the sale of an oil and gas property located in the Boundary Lake area of Alberta and British Columbia, Canada, as well as all equipment used to produce and sell crude oil and natural gas on the property owned by Barnwell Canada, to Venturion Oil Limited, pursuant to a Purchase and Sale Agreement, dated as of May 1, 2014, in a simultaneous sign-and-close transaction.  The sales price was approximately US$6,049,000 subject to customary, post-closing adjustments.

The description of terms of the Purchase and Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Purchase and Sale Agreement, the form of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure provided in Item 1.01 of this report is hereby incorporated by reference into this Item 2.01.

Item 7.01  Regulation FD Disclosure.

On May 6, 2014, the Company issued a press release announcing the consummation of the sale of the Boundary Lake oil and gas property, pursuant to the Purchase and Sale Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of May 1, 2014, between Barnwell of Canada, Limited and Venturion Oil Limited

99.1	Press release dated May 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2014

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of May 1, 2014, between Barnwell of Canada, Limited and Venturion Oil Limited

99.1	Press release dated May 6, 2014